Exhibit 3.1

FOURTH AMENDED AND RESTATED

BY-LAWS

OF

CPI CARD GROUP INC.

A DELAWARE CORPORATION

(hereinafter called the “Corporation”)

Article I

Offices

Section 1.1Registered Office. The registered office of the Corporation in the State of Delaware shall be located at 1209 Orange Street, Wilmington, Delaware 19801, County of New Castle. The name of the Corporation’s registered agent at such address is The Corporation Trust Company.

Section 1.2Other Offices. The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.

Article II

Stockholders

Section 2.1Annual Meetings. An annual meeting of stockholders shall be held each year for the election of directors and the Chairperson of the Board of Directors (herein called “Chairperson”) at such date, time and place either within or without the State of Delaware as shall be designated by the Board of Directors. Any other proper business may be transacted at the annual meeting of stockholders. The Board of Directors may, in its sole discretion, determine that a meeting shall not be held at any place, but may instead be held solely by means of remote communication in accordance with Section 211(a) of the General Corporation Law of the State of Delaware, as amended (the “DGCL”). The Board of Directors may postpone, reschedule or cancel any annual meeting of stockholders previously scheduled by the Board of Directors.

Section 2.2Special Meetings. Special meetings of the stockholders may only be called in the manner provided in the Corporation’s certificate of incorporation as then in effect (the “Certificate of Incorporation”). Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice. The Board of Directors may postpone, reschedule or cancel any previously called special meeting of stockholders.

Section 2.3Notice of Meeting. Unless otherwise provided by law, whenever stockholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given which shall state the date, time and place of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called and the means of remote communications, if any, by which stockholders and proxy holders may be deemed present in person and vote at such meeting. Unless otherwise provided by law, the written notice of any meeting shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at the meeting.

(a)Form of Notice. All such notices shall be delivered in writing or by a form of electronic transmission if receipt thereof has been consented to by the stockholder to whom the notice is given. If mailed, such notice shall be deemed given when deposited in the United States mail, postage prepaid, addressed to the stockholder at his, her or its address as the same appears on the records of the Corporation. If given by facsimile telecommunication, such notice shall be deemed given when directed to a number at which the stockholder has consented to receive notice by facsimile. Subject to the limitations of Section 2.3(b), if given by electronic transmission, such notice shall be deemed to be delivered: (i) by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice; (ii) if by a posting on an electronic network together with separate notice to the stockholder of such specific posting, upon the later of (x) such posting and (y) the giving of such separate notice; and (iii) if by any other form of electronic transmission, when directed to the stockholder. An affidavit of the secretary of the Corporation (the “Secretary”) or an assistant secretary of the Corporation, the transfer agent of the Corporation or any other agent of the Corporation that the notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

(b)Notice by Electronic Delivery. Without limiting the manner by which notice otherwise may be given effectively to stockholders of the Corporation pursuant to the DGCL, the Certificate of Incorporation or these by-laws, any notice to stockholders of the Corporation given by the Corporation under any provision of the DGCL, the Certificate of Incorporation or these by-laws shall be effective if given by a form of electronic transmission consented to by the stockholder of the Corporation to whom the notice is given. Any such consent shall be deemed revoked if: (i) the Corporation is unable to deliver by electronic transmission two (2) consecutive notices given by the Corporation in accordance with such consent; and (ii) such inability becomes known to the Secretary or an assistant secretary of the Corporation or to the transfer agent or other person responsible for the giving of notice. However, the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action. For purposes of these by-laws, except as otherwise limited by applicable law, the term “electronic transmission” means any form of communication not directly involving the physical transmission of paper that creates a record that may be retained, retrieved and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such recipient through an automated process.

Section 2.4Adjournments. Any meeting of stockholders, annual or special, may adjourn or recess from time to time to reconvene at the same or some other place, if any, by holders of a majority of the voting power of the Corporation’s capital stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, though less than a quorum, or by any officer entitled to preside at or to act as secretary of such meeting, and notice need not be given of any such adjourned or recessed meeting (including an adjournment taken to address a technical failure to convene or continue a meeting using remote communication) if the time and place, if any, thereof, and the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person or represented by proxy and vote at such adjourned or recessed meeting, are (a) announced at the meeting at which the adjournment or recess is taken, (b) displayed during the time scheduled for the meeting, on the same electronic network used to enable stockholders and proxy holders to participate in the meeting by means of remote communication or (c) set forth in the notice of meeting given in accordance with these by-laws. At the adjourned or recessed meeting, the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

Section 2.5Quorum. Unless otherwise provided by law or the Certificate of Incorporation, at each meeting of stockholders, the presence in person, by means of remote communication, if any, or representation by proxy of the holders of a majority of the outstanding shares of each class of capital stock entitled to vote at the meeting shall constitute a quorum for the transaction of business. For purposes of the foregoing, two (2) or more classes or series of capital stock shall be considered a single class if the holders thereof are entitled to vote together as a single class at the meeting. In the absence of a quorum, the chairperson of the meeting may adjourn the meeting from time to time until a quorum shall attend, and the provisions of Section 2.4 of these by-laws shall apply to each such adjournment. Shares of its own capital stock belonging on the record date for the meeting to the Corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held, directly or indirectly, by the Corporation, shall neither be entitled to vote nor be counted for quorum purposes; provided, however, that the foregoing shall not limit the right of the Corporation to vote stock, including but not limited to its own stock, held by it in a fiduciary capacity.

Section 2.6Organization. Meetings of stockholders shall be presided over by the Chairperson, or in his or her absence by the Vice Chairperson of the Board of Directors (herein called “Vice Chairperson”), if any, or in his or her absence by the President, or, in the absence of the foregoing persons, by any director or officer of the Corporation designated by the Board of Directors to act as chairperson of any meeting, and only the Board of Directors may further provide for determining who shall act as chairperson of any meeting of stockholders in the absence of the Chairperson, Vice Chairperson, President or such designee. The Secretary shall act as secretary of the meeting, but in his or her absence the chairperson of the meeting may appoint any person to act as secretary of the meeting.

Section 2.7Voting; Proxies. Unless otherwise provided by the Certificate of Incorporation, each stockholder entitled to vote at any meeting of stockholders shall be entitled to one vote for each share of capital stock held by him or her which has voting power on the subject matter submitted to a vote at the meeting. Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him or her by proxy, but no such proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or another duly executed proxy bearing a later date with the Secretary before the proxy is voted. Unless otherwise required by law, voting of stockholders for the election of directors need not be by written ballot. Voting of stockholders for all other matters need not be by written ballot unless so determined at a stockholders meeting by the vote of the holders of a majority of the outstanding shares of each class of capital stock present in person, by means of remote communication, if any, or represented by proxy at the meeting and entitled to vote on the subject matter submitted to a vote at the meeting. Unless otherwise provided by law or the Certificate of Incorporation, the vote of the holders of a majority of the shares of capital stock of the Corporation present in person, by means of remote communication, if any, or represented by proxy at a meeting at which a quorum is present and entitled to vote on the subject matter submitted to a vote at the meeting shall be the act of the stockholders.

Section 2.8Fixing Date for Determination of Stockholders of Record. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date which shall not be more than sixty (60) days nor less than ten (10) days before the date of such meeting, more than ten (10) days after the date upon which the resolution fixing the record date with respect to the taking of corporate action by written consent without a meeting is adopted by the Board of Directors or more than sixty (60) days prior to any other action. If no record date is fixed: (a) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; (b) the record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is necessary, shall be the day on which the first written consent is expressed; (c) the record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when prior action by the Board of Directors is required, shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action; and (d) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

Section 2.9List of Stockholders Entitled to Vote. The Secretary shall make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting (provided, however, that if the record date for determining the stockholders entitled to vote is less than ten (10) days before the meeting date, the list shall reflect the stockholders entitled to vote as of the tenth (10th) day before the meeting date), arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Nothing in this Section 2.9 shall require the Corporation to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, for a period of at least ten (10) days ending on the day before the meeting date: (a) during ordinary business hours, at the Corporation’s principal place of business, or (b) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation.

Section 2.10Advance Notice of Stockholder Business and Director Nominations.

(a)Annual Meetings of Stockholders.

(i)Only such nominations of persons for election to the Board of Directors and the proposal of business other than nominations to be considered by the stockholders shall be conducted at an annual meeting of the stockholders as shall have been brought before the meeting (A) as specified in the Corporation’s notice of meeting (or any supplement thereto) with respect to such annual meeting given by or at the direction of the Board of Directors (or any duly authorized committee thereof), (B) by or at the direction of the Board of Directors (or any duly authorized committee thereof), or (C) by any stockholder of the Corporation who (1) was a stockholder of record at the time of giving of notice provided for in Section 2.10(a) through the time of the meeting, (2) is entitled to vote at such annual meeting and (3) complies with the notice procedures set forth in this Section 2.10(a). For the avoidance of doubt, the foregoing clause (C) of this Section 2.10(a)(i) shall be the exclusive means for a stockholder to make nominations, or to propose any other business (other than business included in the Corporation’s proxy materials pursuant to and in compliance with Rule 14a-8 under the Securities Exchange Act of 1934, as amended (such act, and the rules and regulations promulgated thereunder, the “Exchange Act”)) before an annual meeting of stockholders.

(ii)For nominations or other business to be properly brought before an annual meeting by a stockholder, the stockholder giving notice under this Section 2.10 (each, a “Noticing Party”) must have given timely notice thereof in proper written form as described in Section 2.10(a)(iv) to the Secretary; and, in the case of business other than nominations, any such proposed business must be a proper matter for stockholder action and the Noticing Party and the Stockholder Associated Person (as defined in Section 2.10(e)) must have acted in accordance with the representations set forth in the Solicitation Statement (as defined in Section 2.10(a)(iv)) required by these by-laws. To be timely, a stockholder’s notice for nominations or other business must be received by the Secretary at the principal executive offices of the Corporation in proper written form not less than ninety (90) days and not more than one hundred twenty (120) days prior to the first anniversary of the preceding year’s annual meeting of stockholders; provided, however, that if and only if the annual meeting is not scheduled to be held within a period that commences thirty (30) days before such anniversary date and ends thirty (30) days after such anniversary date, or if no annual meeting was held in the preceding year, such stockholder’s notice must be delivered by the later of (A) the tenth (10th) day following the day the Public Announcement (as defined in Section 2.10(e)) of the date of the annual meeting is first made or (B) the date which is ninety (90) days prior to the date of the annual meeting. In no event shall any adjournment, recess, deferral, judicial stay, rescheduling or postponement of an annual meeting or the Public Announcement thereof commence a new time period for the giving of a stockholder’s notice as described above. Notices delivered pursuant to Section 2.10(a) will be deemed received on any given day if received prior to the close of business on such day.

(iii)Notwithstanding anything in these by-laws to the contrary, no business shall be conducted at an annual meeting except in accordance with the procedures set forth in Section 2.10(a) and only persons who are nominated in accordance and compliance with the procedures set forth in this Section 2.10(a) shall be eligible for election to the Board of Directors at an annual meeting of stockholders.

(iv)To be in proper written form, a Noticing Party’s notice to the Secretary shall set forth:

A.	as to each person that the stockholder proposes to nominate for election or re-election as a director of the Corporation (each, a “Proposed Nominee”):
1.	the name, age, business address and residence address of the Proposed Nominee;
2.	the principal occupation or employment of the Proposed Nominee;
3.	a written questionnaire and written representation and agreement pursuant to Section 2.10(f);
4.

a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings, written or oral, during the past three (3) years, and any other material relationships, between or among such

Proposed Nominee, on the one hand, and such Noticing Party or any Stockholder Associated Person (other than such Proposed Nominee), on the other hand, or that such Proposed Nominee knows any of such Proposed Nominee’s associates (as defined in Section 2.10(e)) has with any Noticing Party or any Stockholder Associated Person including all information that would be required to be disclosed pursuant to Item 404 promulgated under Regulation S-K of the United States federal securities laws as if such Noticing Party and any Stockholder Associated Person (other than the Proposed Nominee) were the “registrant” for purposes of such rule and the Proposed Nominee were a director or executive officer of such registrant;

5.

a description of any business or personal interests that would reasonably be expected to place such Proposed Nominee in a potential conflict of interest with the Corporation or any of its subsidiaries; and

6.

all other information relating to such Proposed Nominee or such Proposed Nominee’s associates that would be required to be disclosed in a proxy statement in connection with the solicitation of proxies or consents by such Noticing Party or any Stockholder Associated Person for a contested election of directors (even if an election contest or proxy solicitation is not involved) pursuant to Section 14 of the Exchange Act and the rules promulgated thereunder (collectively, the “Proxy Rules”);

B.	as to any other business that such Noticing Party proposes to bring before the meeting:
1.	a description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting;
2.

the text of the proposal or business (including the complete text of any resolutions proposed for consideration and, in the event that such business includes a proposal to amend the Certificate of Incorporation or these by-laws, the text of the proposed amendment); and

3.

all other information relating to such business that would be required to be disclosed in a proxy statement in connection with the solicitation of proxies by such Noticing Party or any Stockholder Associated Person in support of such proposed business pursuant to the Proxy Rules; and

C.	as to such Noticing Party and each Stockholder Associated Person:
1.	the name and address of such Noticing Party and each Stockholder Associated Person (including, as applicable, as they appear on the Corporation’s books and records);
2.

the class or series and number of shares of each class or series of capital stock (if any) of the Corporation which are directly or indirectly owned beneficially and/or of record (specifying the type of ownership) by such Noticing Party or any Stockholder Associated Person (including any right to acquire beneficial ownership at any time in the future, whether such right is exercisable immediately or only after the passage of time or the fulfillment of a condition) and the date or dates on which such shares were acquired;

3.

the name of each nominee holder for, and number of, any securities of the Corporation owned beneficially but not of record by such Noticing Party, any Proposed Nominee or any Stockholder Associated Person and any pledge by such Noticing Party, any Proposed Nominee or any Stockholder Associated Person with respect to any of such securities;

4.

(I) a description of all agreements, arrangements or understandings, written or oral, (including any derivative or short positions, profit interests, Hedging Transactions (as defined in Section 2.10(e)), forwards, futures, swaps, options, warrants, convertible securities, stock appreciation or similar rights, borrowed or loaned shares and so-called “stock borrowing” agreements or arrangements) that have been entered into by, or on behalf of, such Noticing Party or any Stockholder Associated Person, the effect or intent of which is to mitigate loss, manage risk or benefit from changes in the price of any securities of the Corporation, or maintain, increase or decrease the voting power of such Noticing Party or any Stockholder Associated Person with respect to securities of the Corporation, whether or not such instrument or right shall be subject to settlement in underlying shares of capital stock of the Corporation (any of the foregoing, a “Derivative Instrument”) and (II) all other information relating to Derivative Instruments that would be required to be disclosed in a proxy statement in connection with the solicitation of proxies by such Noticing Party or any Stockholder Associated Person in support of the business proposed by such Noticing Party, if any, or for the election of any Proposed Nominee in a contested election pursuant to the Proxy Rules if the creation, termination or modification of Derivative Instruments were treated the same as trading in the securities of the Corporation under the Proxy Rules;

5.

any substantial interest, direct or indirect (including any existing or prospective commercial, business or contractual relationship with the Corporation), by security holdings or otherwise, of such Noticing Party, any Proposed Nominee or any Stockholder Associated Person in the Corporation or any affiliate (as defined in Section 2.10(e)) thereof or in the proposed business or nomination(s) to be brought before the meeting by such Noticing Party, other than an interest arising from the ownership of Corporation securities where such Noticing Party, such Proposed Nominee or such Stockholder Associated Person receives no extra or special benefit not shared on a pro rata basis by all other holders of the same class or series;

6.

a description of all agreements, arrangements or understandings, written or oral, (I) between or among such Noticing Party and any Stockholder Associated Person or (II) between or among such Noticing Party or, to the knowledge of such Noticing Party (or the beneficial owner(s) on whose behalf such Noticing Party is submitting a notice to the Corporation), any Stockholder Associated Person and any other person or entity (naming each such person or entity), in each case, relating to acquiring, holding, voting or disposing of any securities of the Corporation, including any proxy (other than any revocable proxy given in response to a solicitation made pursuant to, and in accordance with, the Proxy Rules by way of a solicitation statement filed on Schedule 14A);

7.

any rights to dividends on the shares of the Corporation owned beneficially by such Noticing Party or any Stockholder Associated Person that are separated or separable from the underlying shares of the Corporation;

8.

any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership, limited liability company or similar entity in which such Noticing Party or any Stockholder Associated Person is (I) a general partner or, directly or indirectly, beneficially owns an interest in a general partner of such general or limited partnership or (II) the manager, managing member or, directly or indirectly, beneficially owns an interest in the manager or managing member of such limited liability company or similar entity;

9.

any Derivative Instruments in or beneficial ownership of any securities of (in each case, with a market value of more than $100,000) any competitor of the Corporation identified in Part I, Item 1 of the annual report on Form 10-K or amendment thereto most recently filed by the Corporation with the Securities and Exchange Commission or in Item 8.01 of any current report on Form 8-K filed by the Corporation with the Securities and Exchange Commission thereafter but prior to the tenth (10th) day before the deadline for a stockholder’s notice under this Section 2.10(a) (each, a “Principal Competitor”) held by such Noticing Party or any Stockholder Associated Person;

10.

any direct or indirect interest (other than solely as a result of security ownership) of such Noticing Party or any Stockholder Associated Person in any agreement with the Corporation, any affiliate of the Corporation or any Principal Competitor (including, without limitation, any employment agreement, collective bargaining agreement or consulting agreement);

11.

a representation that (I) neither such Noticing Party nor any Stockholder Associated Person has breached any agreement, arrangement or understanding with the Corporation except as disclosed to the Corporation pursuant hereto and (II) such Noticing Party and each Stockholder Associated Person has complied, and will comply, with all applicable requirements of state law and the Exchange Act with respect to the matters set forth in this Section 2.10;

12.

all information that would be required to be set forth in a Schedule 13D filed pursuant to Rule 13d-1(a) under the Exchange Act or an amendment pursuant to Rule 13d-2(a) under the Exchange Act if such a statement were required to be filed under the Exchange Act by such Noticing Party or any Stockholder Associated Person with respect to the Corporation (regardless of whether such person or entity is actually required to file a Schedule 13D), including a description of any agreement, arrangement or understanding that would be required to be disclosed by such Noticing Party or any Stockholder Associated Person pursuant to Item 5 or Item 6 of Schedule 13D;

13.

a certification that such Noticing Party and each Stockholder Associated Person has complied with all applicable federal, state and other legal requirements in connection with such Noticing Party’s or Stockholder Associated Person’s acquisition of shares of capital stock or other securities of the Corporation and such Noticing Party’s or Stockholder Associated Person’s acts or omissions as a stockholder of the Corporation, if such Stockholder Associated Person is a stockholder of the Corporation; and

14.

all other information relating to such Noticing Party or any Stockholder Associated Person that would be required to be disclosed in a proxy statement in connection with the solicitation of proxies by such Noticing Party or any Stockholder Associated Person in support of the business proposed by such Noticing Party, if any, or for the election of any Proposed Nominee in a contested election or otherwise pursuant to the Proxy Rules;

provided, however, that the disclosures described in the foregoing subclauses (1) through (14) shall not include any such disclosures with respect to the ordinary course business activities of any depositary or any broker, dealer, commercial bank, trust company or other nominee who is a Noticing Party solely as a result of being the stockholder directed to prepare and submit the notice required by these Bylaws on behalf of a beneficial owner (any such entity, an “Exempt Party”).

D.

a representation that such Noticing Party intends to appear or cause a Qualified Representative (as defined in Section 2.10(e)) of such Noticing Party to appear at the meeting to bring such business before the meeting or nominate any Proposed Nominees, as applicable, and an acknowledgment that, if such Noticing Party (or a Qualified Representative of such Noticing Party) does not appear to present such business or Proposed Nominees, as applicable, at such meeting, the Corporation need not present such business or Proposed Nominees for a vote at such meeting, notwithstanding that proxies in respect of such vote may have been received by the Corporation;

E.

a description of any pending or, to the knowledge of such Noticing Party (or the beneficial owner(s) on whose behalf such Noticing Party is submitting a notice to the Corporation), threatened legal proceeding or investigation in which such Noticing Party or any Stockholder Associated Person is a party or participant directly involving or directly relating to the Corporation or, to the knowledge of such Noticing Party (or the beneficial owner(s) on whose behalf such Noticing Party is submitting a notice to the Corporation), any officer, director or affiliate of the Corporation; and

F.

a representation from such Noticing Party as to whether such Noticing Party or any Stockholder Associated Person intends or is part of a group (as such term is used in Rule 13d-5 under the Exchange Act) that intends to (1) solicit proxies in support of the election of any Proposed Nominee in accordance with Rule 14a-19 under the Exchange Act, or (2) engage in a solicitation (within the meaning of Exchange Act Rule 14a-1(l)) with respect to the nomination of any Proposed Nominee or proposed business to be considered at the meeting, as applicable, and if so, the name of each participant (as defined in Instruction 3 to Item 4 of Schedule 14A under the Exchange Act) in such solicitation (such representation, a “Solicitation Statement”).

(v)In addition to the information required above, the Corporation may require any Noticing Party to furnish such other information that would reasonably be expected to be material to a reasonable stockholder’s understanding of (A) any item of business proposed by such Noticing Party under this Section 2.10, (B) the solicitation of proxies from the Corporation’s stockholders by the Noticing Party (or any Stockholder Associated Person) or (C) the eligibility, suitability or qualifications of a Proposed Nominee to serve as a director of the Corporation or the independence, or lack thereof, of such Proposed Nominee, under the listing standards of each securities exchange upon which the Corporation’s securities are listed, any applicable rules of the Securities and Exchange Commission, any publicly disclosed standards used by the Board of Directors in selecting nominees for election as a director and for determining and disclosing the independence of the Corporation’s directors, including those applicable to a director’s service on any of the committees of the Board of Directors, or the requirements of any other laws or regulations applicable to the Corporation. If requested by the Corporation, any supplemental information required under this paragraph shall be provided by a Noticing Party within ten (10) days after it has been requested by the Corporation.

(vi)In addition, any Noticing Party is required to update and correct the information disclosed in such notice, if necessary, in accordance with Section 2.10(c) and shall comply with Sections 2.10(d) and 2.10(f).

(vii)Notwithstanding anything in Section 2.10(a)(ii) to the contrary, if the number of directors to be elected to the Board of Directors is increased and there is no Public Announcement naming all of the nominees for director or specifying the size of the increased Board of Directors made by the Corporation at least ten (10) days prior to the last day a stockholder may deliver a notice of nomination in accordance with Section 2.10(a)(ii), a stockholder’s notice required by Section 2.10(a)(ii) shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be received by the Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth (10th) day following the day on which such Public Announcement is first made by the Corporation.

(b)Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the notice of meeting (or any supplement thereto). Only persons who are nominated in accordance and compliance with the procedures set forth in this Section 2.10(b) shall be eligible for election to the Board of Directors at a special meeting of stockholders at which directors are to be elected. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the notice of meeting only (i) by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (ii) provided that the Board of Directors has determined that directors are to be elected at such special meeting, by any stockholder of the Corporation who (A) was a stockholder of record at the time of giving of notice provided for in this Section 2.10(b) through the time of the special meeting, (B) is entitled to vote at the meeting and upon such election and (C) complies with the notice procedures provided for in this Section 2.10(b). For the avoidance of doubt, the foregoing clause (ii) of this Section 2.10(b) shall be the exclusive means for a stockholder to propose nominations of persons for election to the Board of Directors at a special meeting of stockholders at which directors are to be elected, as previously determined by the Board of Directors. For nominations to be properly brought by a stockholder at a special meeting of stockholders, the stockholder must have given timely notice thereof in proper written form as described in this Section 2.10(b) to the Secretary. To be timely, a stockholder’s notice for the nomination of persons for election to the Board of Directors must be received by the Secretary at the principal executive offices of the Corporation not earlier than the one hundred twentieth (120th) day prior to such special meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such special meeting or the tenth (10th) day following the day on which a Public Announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall any adjournment, recess, deferral, judicial stay, rescheduling or postponement of a special meeting or the Public Announcement thereof commence a new time period for the giving of a stockholder’s notice as described above. Notices delivered pursuant to this Section 2.10(b) will be deemed received on any given day if received prior to the close of business on such day. To be in proper written form, such stockholder’s notice shall set forth all of the information required by, and otherwise be in compliance with, Sections 2.10(a)(iv)-(v). In addition, any stockholder who submits a notice pursuant to this Section 2.10(b) is required to update and correct the information disclosed in such notice, if necessary, in accordance with Section 2.10(c) and shall comply with Sections 2.10(d) and 2.10(f).

(c)Update of Stockholder’s Notice. Any stockholder who submits a notice of proposal for business or nomination for election pursuant to this Section 2.10 is required to update the information disclosed in such notice, if necessary, so that the information provided or required to be provided in such notice shall be true and correct in all material respects (i) as of the record date for determining the stockholders entitled to notice of the meeting of stockholders and (ii) as of the date that is ten (10) business days prior to such meeting of the stockholders or any adjournment, rescheduling or postponement thereof, and such update shall (A) be received by the Secretary at the principal executive offices of the Corporation (x) not later than the close of business on the fifth (5th) business day after the record date for the meeting of stockholders (in the case of the update required to be made as of the record date), and (y) not later than the close of business on the eighth (8th) business day prior to the date for the meeting of stockholders or any adjournment, rescheduling or postponement thereof (in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting of stockholders or any adjournment or postponement thereof) (B) be made only to the extent that information has changed since such Noticing Party’s prior submission and (C) clearly identify the information that has changed in any material respect since such Noticing Party’s prior submission. For the avoidance of doubt, any information provided pursuant to this Section 2.10(c) shall not be deemed to cure any deficiencies in a notice previously delivered pursuant to this Section 2.10 and shall not extend the time period for the delivery of notice pursuant to this Section 2.10. If a Noticing Party fails to provide any update in accordance with the foregoing provisions of this Section 2.10(c), the information as to which such written update relates may be deemed not to have been provided in accordance with this Section 2.10.

(d)General.

(i)If any information submitted pursuant to this Section 2.10 by any Noticing Party nominating individuals for election or reelection as a director or proposing business for consideration at a stockholder meeting shall be inaccurate in any material respect (as determined by the Board of Directors or a committee thereof), such information may be deemed not to have been provided in accordance with this Section 2.10. Any such Noticing Party shall notify the Secretary in writing at the principal executive offices of the Corporation of any material inaccuracy or change in any information submitted pursuant to this Section 2.10 (including if any Noticing Party or any Stockholder Associated Person no longer intends to solicit proxies in accordance with the representation made pursuant to Section 2.10(a)(iv)(F)(1)) within two (2) business days after becoming aware of such material inaccuracy or change, and any such notification shall clearly identify the inaccuracy or change, it being understood that no such notification may cure any deficiencies or inaccuracies with respect to any prior submission by such Noticing Party. Upon written request of the Secretary on behalf of the Board of Directors (or a duly authorized committee thereof), any such Noticing Party shall provide, within seven (7) business days after delivery of such request (or such other period as may reasonably be specified in such request), (A) written verification, reasonably satisfactory to the Board of Directors, any committee thereof or any authorized officer of the Corporation, to demonstrate the accuracy of any information submitted by such Noticing Party pursuant to this Section 2.10 and (B) a written affirmation of any information submitted by such Noticing Party pursuant to this Section 2.10 as of an earlier date. If a Noticing Party fails to provide such written verification or affirmation within such period, the information as to which written verification or affirmation was requested may be deemed not to have been provided in accordance with this Section 2.10.

(ii)Notwithstanding anything herein to the contrary, if (A) any Noticing Party or any Stockholder Associated Person provides notice pursuant to Rule 14a-19(b) under the Exchange Act with respect to any Proposed Nominee and (B)(1) such Noticing Party or Stockholder Associated Person subsequently either (x) notifies the Corporation that such Noticing Party or Stockholder Associated Person no longer intends to solicit proxies in support of the election or reelection of such Proposed Nominee in accordance with Rule 14a-19(b) under the Exchange Act or (y) fails to comply with the requirements of Rule 14a-19(a)(2) or Rule 14a-19(a)(3) under the Exchange Act (or fails to timely provide reasonable evidence sufficient to satisfy the Corporation that such Noticing Party or Stockholder Associated Person has met the requirements of Rule 14a-19(a)(3) under the Exchange Act in accordance with the following sentence) and (2) no other Noticing Party or Stockholder Associated Person that has provided notice pursuant to Rule 14a-19(b) under the Exchange Act with respect to such Proposed Nominee (x) to the Corporation’s knowledge based on information provided pursuant to Rule 14a-19 under the Exchange Act or these by-laws, still intends to solicit proxies in support of the election or reelection of such Proposed Nominee in accordance with Rule 14a-19(b) under the Exchange Act and (y) has complied with the requirements of Rule 14a-19(a)(2) and Rule 14a-19(a)(3) under the Exchange Act and the requirements set forth in the following sentence, then the nomination of such Proposed Nominee shall be disregarded and no vote on the election of such Proposed Nominee shall occur (notwithstanding that proxies in respect of such vote may have been received by the Corporation). Upon request by the Corporation, if any Noticing Party or any Stockholder Associated Person provides notice pursuant to Rule 14a-19(b) under the Exchange Act, such Noticing Party shall deliver to the Secretary, no later than five (5) business days prior to the applicable meeting date, reasonable evidence that the requirements of Rule 14a-19(a)(3) under the Exchange Act have been satisfied.

(iii)Notwithstanding the foregoing provisions of this Section 2.10, unless otherwise required by law, if the Noticing Party (or a Qualified Representative of the Noticing Party) proposing a nominee for director or business to be conducted at a meeting does not appear at the meeting of stockholders of the Corporation to present such nomination or propose such business, such proposed nomination shall be disregarded or such proposed business shall not be transacted, as applicable, and no vote shall be taken with respect to such nomination or proposed business, notwithstanding that proxies with respect to such vote may have been received by the Corporation.

(e)Definitions. For purposes of this Section 2.10, the term:

(i)“affiliate” and “associate” each shall have the respective meanings set forth in Rule 12b-2 under the Exchange Act;

(ii)“beneficial owner” or “beneficially owned” shall have the meaning set forth for such terms in Section 13(d) of the Exchange Act;

(iii)“close of business” shall mean 5:00 p.m. Eastern Time on any calendar day, whether or not the day is a business day;

(iv)“Hedging Transaction” means, with respect to a stockholder or any Stockholder Associated Person, any hedging or other transaction (such as borrowed or loaned shares) or series of transactions, or any other agreement, arrangement or understanding, the effect or intent of which is to increase or decrease the voting power or economic or pecuniary interest of such stockholder or any Stockholder Associated Person with respect to the Corporation’s securities;

(v)“Public Announcement” means disclosure in a press release reported by the Dow Jones News Service, Associated Press, Business Wire, PR Newswire or comparable news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act;

(vi)“Qualified Representative” of a Noticing Party means (A) a duly authorized officer, manager or partner of such Noticing Party or (B) a person authorized by a writing executed by such Noticing Party (or a reliable reproduction or electronic transmission of the writing) delivered by such Noticing Party to the Corporation prior to the making of any nomination or proposal at a stockholder meeting stating that such person is authorized to act for such Noticing Party as proxy at the meeting of stockholders, which writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, must be produced at the meeting of stockholders; and

(vii)“Stockholder Associated Person” shall mean, with respect to a Noticing Party and if different from such Noticing Party, any beneficial owner of shares of stock of the Corporation on whose behalf such Noticing Party is providing notice of any nomination or other business proposed: (A) any person or entity who is a member of a “group” (as such term is used in Rule 13d-5 under the Exchange Act) with such Noticing Party or such beneficial owner(s) with respect to acquiring, holding, voting or disposing of any securities of the Corporation, (B) any affiliate or associate of such Noticing Party (other than any Noticing Party that is an Exempt Party) or such beneficial owner(s), (C) any participant (as defined in paragraphs (a)(ii)-(vi) of Instruction 3 to Item 4 of Schedule 14A) with such Noticing Party or such beneficial owner(s) with respect to any proposed business or nomination, as applicable, under these by-laws, (D) any beneficial owner of shares of stock of the Corporation owned of record by such Noticing Party (other than a Noticing Party that is an Exempt Party), and (E) any Proposed Nominee.

(f)Submission of Questionnaire, Representation and Agreement. To be qualified to be a nominee for election or reelection as a director of the Corporation, a Proposed Nominee must deliver (in the case of a person nominated by a stockholder in accordance with Sections 2.10(a) or 2.10(b), in accordance with the time periods prescribed for delivery of notice under such sections) to the Secretary at the principal executive offices of the Corporation a written questionnaire with respect to the background and qualifications of such Proposed Nominee completed by such Proposed Nominee in the form required by the Corporation (in the form to be provided by the Secretary upon written request of any stockholder of record within ten (10) days after receiving such request) and a written representation and agreement completed by such Proposed Nominee in the form required by the Corporation (in the form to be provided by the Secretary upon written request of any stockholder of record within ten (10) days after receiving such request)  providing that such Proposed Nominee (i) is not and will not become a party to (A) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such Proposed Nominee, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or (B) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Corporation, with such person’s fiduciary duties under applicable law, (ii) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director or nominee with respect to the Corporation that has not been disclosed to the Corporation, (iii) would be in compliance, and if elected as a director of the Corporation will comply, with all applicable rules of any securities exchanges upon which the Corporation’s securities are listed, the Certificate of Incorporation, these by-laws, all applicable publicly disclosed corporate governance, ethics, conflict of interest, confidentiality and stock ownership and trading policies and all other guidelines and policies of the Corporation generally applicable to directors (which other guidelines and policies will be provided to such Proposed Nominee within five (5) business days after the Secretary receives any written request therefor from such Proposed Nominee), and all applicable fiduciary duties under state law, (iv) consents to being named as a nominee in the Corporation’s proxy statement and form of proxy for the meeting and consents to the public disclosure of information regarding or relating to such Proposed Nominee provided to the Corporation by such Proposed Nominee or otherwise pursuant to these by-laws, (v) intends to serve a full term as a director of the Corporation, if elected, and (vi) will provide facts, statements and other information in all communications with the Corporation and its stockholders that are or will be true and correct in all material respects and that do not and will not omit to state any fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading in any material respect. A signed copy of each of the questionnaire and the written representation and agreement must be delivered to the Corporation in accordance with the time periods prescribed for delivery of notice under such Section 2.10(a) or Section 2.10(b), as applicable.

(g)Authority of Chairperson. Except as otherwise provided by applicable law, the Certificate of Incorporation or these by-laws, the Board of Directors or the chairperson of the meeting shall have the power and duty to determine whether any nomination or other business proposed to be brought before the meeting was made or brought in accordance with the procedures set forth in these by-laws and, if any nomination or other business is not made or brought in compliance with these by-laws, to declare that such nomination or proposal of other business be disregarded and not acted upon, and no vote shall be taken with respect to such nomination or proposed business, in each case, notwithstanding that proxies with respect to such vote may have been received by the Corporation.

(h)Compliance with Exchange Act. Notwithstanding the foregoing provisions of these by-laws, a stockholder shall also comply with all applicable requirements of the Exchange Act with respect to the matters set forth in these by-laws; provided, however, that any references in these by-laws to the Exchange Act are not intended to and shall not limit the requirements applicable to any nomination or other business to be considered pursuant to Section 2.10.

(i)Effect on Other Rights. Nothing in these by-laws shall be deemed to (A) affect any rights of the stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act, (B) confer upon any stockholder a right to have a nominee or any proposed business included in the Corporation’s proxy statement, except as set forth in the Certificate of Incorporation or these by-laws, (C) affect any rights of the holders of any series of preferred stock to elect directors pursuant to any applicable provisions of the Certificate of Incorporation or (D) limit the exercise, the method or timing of the exercise of, the rights of any person granted by the Corporation to nominate directors (including pursuant to that Director Nomination Agreement, dated as of October 15, 2015 (as amended or supplemented from time to time, the “Nomination Agreement”)), by and between the Corporation and the investors party thereto, which rights may be exercised without compliance with the provisions of this Section 2.10.

Section 2.11Action by Stockholders Without a Meeting. So long as stockholders of the Corporation have the right to act by written consent in accordance with Section A of Article SEVENTH of the Certificate of Incorporation, the following provisions shall apply:

(a)Record Date. For the purpose of determining the stockholders entitled to consent to corporate action in writing without a meeting as may be permitted by the Certificate of Incorporation or the certificate of designation relating to any outstanding class or series of preferred stock, the Board of Directors may fix a record date, which record date shall not precede the date on which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than ten (10) (or the maximum number permitted by applicable law) days after the date on which the resolution fixing the record date is adopted by the Board of Directors. Any stockholder of record seeking to have the stockholders authorize or take action by written consent shall, by written notice to the Secretary, request that the Board of Directors fix a record date, which notice shall include the text of any proposed resolutions. If no record date has been fixed by the Board of Directors pursuant to this Section 2.11(a) or otherwise within ten (10) days of receipt of a valid request by a stockholder, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required pursuant to applicable law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation pursuant to Section 2.11(b); provided, however, that if prior action by the Board of Directors is required by applicable law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall in such an event be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

(b)Generally. Every written consent shall bear the date of signature of each stockholder who signs the consent, and no written consent shall be effective to take the corporate action referred to therein unless written consents signed by a sufficient number of stockholders to take such action are delivered to the Corporation, in the manner required by this Section 2.11, within sixty (60) (or the maximum number permitted by applicable law) days of the date of the earliest dated consent delivered to the Corporation in the manner required by this Section 2.11.

The validity of any consent executed by a proxy for a stockholder pursuant to an electronic transmission transmitted to such proxy holder by or upon the authorization of the stockholder shall be determined by or at the direction of the Secretary. A written record of the information upon which the person making such determination relied shall be made and kept in the records of the proceedings of the stockholders. Any such consent shall be inserted in the minute book as if it were the minutes of a meeting of stockholders. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given by the Corporation (at its expense) to those stockholders who have not consented in writing.

Section 2.12Conduct of Meetings.

(a)Rules, Regulations and Procedures. The Board of Directors may adopt by resolution such rules, regulations and procedures for the conduct of any meeting of stockholders of the Corporation as it shall deem appropriate including, without limitation, such guidelines and procedures as it may deem appropriate regarding the participation by means of remote communication of stockholders and proxyholders not physically present at a meeting. Except to the extent inconsistent with such rules, regulations and procedures as adopted by the Board of Directors, the chairperson of any meeting of stockholders shall have the right and authority to convene and (for any or no reason) to recess or adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairperson, are appropriate or convenient for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the chairperson of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as shall be determined by the chairperson of the meeting; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; (v) limitations on the time allotted to questions or comments by participants; (vi) removal of any stockholder or any other individual who refuses to comply with meeting procedures, rules or guidelines; (vii) conclusion, recess or adjournment of the meeting, regardless of whether a quorum is present, to a later date and time and at a place, if any, announced at the meeting; (viii) restrictions on the use of audio and video recording devices, cell phones and other electronic devices; (ix) rules, regulations or procedures for compliance with any state and local laws and regulations concerning safety, health and security; (x) procedures (if any) requiring attendees to provide the Corporation advance notice of their intent to attend the meeting and (xi) any guidelines and procedures as the chairperson may deem appropriate regarding the participation by means of remote communication of stockholders and proxyholders not physically present at a meeting, whether such meeting is to be held at a designated place or solely by means of remote communication. The Board of Directors or the chairperson of a stockholder meeting, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall determine and declare to the meeting that a matter or business was not properly brought before the meeting, and, if the chairperson (or the Board of Directors) should so determine, the chairperson (or the Board of Directors) shall so declare to the meeting and any such matter of business not properly brought before the meeting shall not be transacted or considered. Unless and to the extent determined by the Board of Directors or the chairperson of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure. The Board of Directors, the chairperson of the meeting or the Secretary shall determine and announce at the meeting when the polls for each matter to be voted upon at the meeting will be opened and closed. After the polls close, no ballots, proxies or votes or any revocations or changes thereto may be accepted. The chairperson shall have the power to adjourn the meeting to another place, if any, date and time.

(b)Inspectors of Elections. The Corporation may, and to the extent required by law shall, in advance of any meeting of stockholders, appoint one or more inspectors of election to act at the meeting and make a written report thereof. One or more other persons may be designated as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the chairperson of the meeting shall appoint one or more inspectors to act at the meeting. Unless otherwise required by law, inspectors may be officers, employees or agents of the Corporation. Each inspector, before entering upon the discharge of such inspector’s duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of such inspector’s ability. The inspector shall have the duties prescribed by law and shall take charge of the polls and, when the vote is completed, shall make a certificate of the result of the vote taken and of such other facts as may be required by law. Every vote taken by ballots shall be counted by a duly appointed inspector or duly appointed inspectors.

Article III

Board of Directors

Section 3.1Powers; Number; Qualifications; Eligibility. Unless otherwise provided by law or the Certificate of Incorporation, the business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. Unless otherwise provided by the Certificate of Incorporation, the Board of Directors shall consist of such number of directors as the Board of Directors shall from time to time designate. Unless otherwise provided by the Certificate of Incorporation, directors need not be stockholders. No person shall be eligible for election or appointment as a director unless such person has, within ten (10) days following any reasonable request therefor from the Board of Directors or any committee thereof, made himself or herself available to be interviewed by the Board of Directors (or any committee or other subset thereof) with respect to such person’s qualifications to serve as a director or any other matter reasonably related to such person’s candidacy or service as a director of the Corporation.

Section 3.2Election; Term of Office; Resignation; Vacancies. A nominee for director shall be elected to the Board of Directors if a majority of the votes cast are in favor of such nominee’s election; provided, however, that, if the Secretary receives a notice that a stockholder has nominated or intends to nominate a person for election to the Board in compliance with the requirements for stockholder nominees for director set forth in Section 2.10 of these by-laws and such nomination has not been withdrawn by such stockholder on or prior to the tenth (10th) day before the Corporation first mails its notice of meeting for such meeting to the stockholders, then directors shall be elected by a plurality of the votes of the shares represented in person, by means of remote communication, if any, or by proxy at any meeting of stockholders held to elect directors and entitled to vote on such election of directors. Each director shall hold office until his or her successor is elected and qualified or until his or her earlier death, resignation or removal. Any director may resign at any time upon written notice to the Corporation directed to the Board of Directors or the Secretary. Such resignation shall take effect at the time specified therein, and unless otherwise specified therein no acceptance of such resignation shall be necessary to make it effective. Unless otherwise provided by the Certificate of Incorporation or by these by-laws, vacancies and newly created directorships resulting from any increase in the authorized number of directors or any other cause may be filled by the vote of a majority of the directors then in office, although less than a quorum, or by the vote of the sole remaining director. Whenever the holders of shares of any class or classes of capital stock or series thereof are entitled to elect one or more directors by the provisions of the Certificate of Incorporation, vacancies and newly created directorships of such class or classes or series thereof may be filled by the vote of a majority of the directors elected by such class or classes or series thereof then in office, or by the vote of the sole remaining director so elected.

Section 3.3Regular Meetings. Regular meetings of the Board of Directors shall be held at such dates, times and places either within or without the State of Delaware as the Board of Directors shall from time to time determine.

Section 3.4Special Meetings. Special meetings of the Board of Directors may be called at any time by the Chairperson, the Vice Chairperson, if any, the President or by the Board of Directors. Each special meeting shall be held at such date, time and place, either within or without the State of Delaware, as shall be fixed by the person or persons calling the meeting.

Section 3.5Notice of Meetings. Written notice of each meeting of the Board of Directors shall be given which shall state the date, time and place of the meeting. The written notice of any meeting shall be given at least twenty-four (24) hours in advance of the meeting to each director or on such shorter notice as the person or persons calling such meeting may deem necessary or appropriate in the circumstances. Notice may be given by letter, email, facsimile or other means of electronic transmission and shall be deemed to have been given when deposited in the United States mail or transmitted by email, facsimile or other means of electronic transmission, as the case may be.

Section 3.6Telephonic Meetings Permitted. Members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or of such committee, by means of conference telephone or similar communication equipment by means of which all persons participating in the meeting can hear each other, and participation in the meeting pursuant to this by-law shall constitute presence in person at such meeting.

Section 3.7Quorum; Vote Required for Action. Unless otherwise required by law, at each meeting of the Board of Directors, the presence of a majority of the directors shall constitute a quorum for the transaction of business. The vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, unless the vote of a greater number is required by law or the Certificate of Incorporation. Any tie that results from a vote of the Board of Directors shall be broken by the Chairperson, irrespective of whether such Chairperson is also a regular voting member of the Board of Directors. In case at any meeting of the Board of Directors a quorum shall not be present, the members of the Board of Directors present may by majority vote adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall attend.

Section 3.8Organization. Meetings of the Board of Directors shall be presided over by the Chairperson or in his or her absence by the Vice Chairperson, if any, or in his or her absence by the President, or in their absence by a chairperson chosen at the meeting. The Secretary shall act as secretary of the meeting, but in his or her absence the chairperson of the meeting may appoint any person to act as secretary of the meeting.

Section 3.9Action in Lieu of a Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if the members of the Board of Directors or of such committee thereof, as the case may be, unanimously consent thereto in writing, and the writing or writings are filed with the minutes of the proceedings of the Board of Directors or of such committee thereof.

Section 3.10Compensation. The Board of Directors or a duly authorized committee thereof shall have the authority to fix the compensation, including fees, reimbursement of expenses and equity compensation, of directors for services to the Corporation in any capacity, including for attendance of meetings of the Board of Directors or participation on any committees. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

Section 3.11Reliance on Books and Records. A member of the Board of Directors, or a member of any committee designated by the Board of Directors shall, in the performance of such person’s duties, be fully protected in relying in good faith upon records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of the Corporation’s officers or employees, or committees of the Board of Directors, or by any other person as to matters the member reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.

Section 3.12Chairperson. The Chairperson shall supervise and direct the Chief Executive Officer and the President, subject to the control of the Board of Directors. He or she need not be an officer of the Corporation. When present, he or she shall preside at all meetings of the stockholders and of the Board of Directors. He or she may sign, with the Secretary or any other proper officer of the Corporation authorized by the Board of Directors, certificates for shares of the Corporation, and deeds, mortgages, bonds, contracts, or other instruments which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these by-laws to some other officer or agent of the Corporation, or shall be required by law to be otherwise signed or executed; and in general shall perform all duties incident to the office of Chairperson and such other duties as may be prescribed by the Board of Directors from time to time.

Article IV

Committees

Section 4.1Committees. The Board of Directors (i) may, by resolution passed by a majority of the Board of Directors, designate one or more committees, each committee to consist of one or more of the directors of the Corporation and (ii) shall during such period of time as any securities of the Corporation are listed on any exchange, by resolution passed by a majority of the directors then in office, designate all committees required by the rules and regulations of such exchange. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member of such committee at any meeting thereof. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified member.

Section 4.2Power of Committees. Except to the extent restricted by applicable law or the Certificate of Incorporation, each such committee, to the extent provided in the resolution creating it, shall have and may exercise all the powers and authority of the Board of Directors. Each such committee shall serve at the pleasure of the Board of Directors as may be determined from time to time by resolution adopted by the Board of Directors. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors upon request.

Section 4.3Committee Rules. Unless the Board of Directors otherwise provides, each committee designated by the Board of Directors may adopt, amend and repeal rules for the conduct of its business. In the absence of a resolution by the Board of Directors or a provision in the rules of such committee to the contrary, the presence of a majority of the total number of members of such committee shall constitute a quorum for the transaction of business, and the vote of a majority of the members present at a meeting at which a quorum is present shall be the act of such committee.

Article V

Officers

Section 5.1Officers; Elections. As soon as practicable after the annual meeting of stockholders in each year, the Board of Directors shall elect from its membership or outside thereof a President and a Secretary. The Board of Directors may also elect from its membership a Vice Chairperson, and from its membership or outside thereof a Chief Executive Officer, one or more Vice Presidents, one or more Assistant Vice Presidents, one or more Assistant Secretaries, a Treasurer and one or more Assistant Treasurers and such other officers or agents as it may determine. Unless otherwise provided by the Certificate of Incorporation, any number of offices may be held by the same person.

Section 5.2Term of Office; Resignation; Removal; Vacancies. Except as otherwise provided by the Board of Directors when electing any officer, each officer shall hold office until the first meeting of the Board of Directors after the annual meeting of stockholders next succeeding his or her election, or until his or her successor is elected and qualified or until his or her earlier resignation or removal. Any officer may resign at any time upon written notice to the Corporation directed to the Board of Directors and the Secretary. Such resignation shall take effect at the time specified therein, and unless otherwise specified therein no acceptance of such resignation shall be necessary to make it effective. The Board of Directors may remove any officer or agent with or without cause at any time. Any such removal shall be without prejudice to the contractual rights of such officer or agent, if any, with the Corporation, but the election of an officer or agent shall not of itself create any contractual rights. Any vacancy occurring in any office of the Corporation by death, resignation, removal or otherwise may be filled for the unexpired portion of the term by the Board of Directors.

Section 5.3Powers and Duties. The officers of the Corporation shall have such powers and duties in the management of the Corporation as shall be stated in these by-laws or in a resolution of the Board of Directors which is not inconsistent with these by-laws and, to the extent not so stated, as generally pertain to their respective offices, subject to the control of the Board of Directors.

Section 5.4Chief Executive Officer. The Chief Executive Officer, if any, shall be the principal executive officer of the Corporation and, subject to the control of the Board of Directors, shall in general supervise the business and affairs of the Corporation. He or she shall, in the absence of the Chairperson, preside at all meetings of the stockholders and of the Board of Directors. He or she may sign, with the Secretary or any other proper officer of the Corporation authorized by the Board of Directors, certificates for shares of the Corporation and deeds, mortgages, bonds, contracts, or other instruments which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these by-laws to some other officer or agent of the Corporation, or shall be required by law to be otherwise signed or executed; and in general shall perform all duties incident to the office of Chief Executive Officer and such other duties as may be prescribed by the Board of Directors from time to time.

Section 5.5President. The President shall be the principal operating officer of the Corporation and, subject to the control of the Board of Directors, shall in general supervise the business operations of the Corporation. He or she shall, in the absence of the Chairperson and the Chief Executive Officer, preside at all meetings of the stockholders and of the Board of Directors. He or she may sign, with the Secretary or any other proper officer of the Corporation authorized by the Board of Directors, certificates for shares of the Corporation and deeds, mortgages, bonds, contracts, or other instruments which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these by-laws to some other officer or agent of the Corporation, or shall be required by law to be otherwise signed or executed; and in general shall perform all duties incident to the office of President and such other duties as may be prescribed by the Board of Directors from time to time.

Section 5.6Vice President. Unless the Board of Directors determines otherwise, in the absence of the Chief Executive Officer and the President or in the event of the failure or refusal to act of the Chief Executive Officer and the President, the Vice President, if any, (or in the event there be more than one Vice President, the Vice Presidents in the order designated, or in the absence of any designation, then in the order of their election) shall perform the duties of the Chief Executive Officer and the President, and when so acting shall have all the powers of, and be subject to all the restrictions upon, the Chief Executive Officer and the President. The Vice President or Vice Presidents, in general, shall perform such other duties as are incident to the office of Vice President, including those duties customarily performed by persons occupying such office, and shall perform such other duties as, from time to time, may be assigned to him or her or them by the Board of Directors, the Chief Executive Officer or the President. The Board of Directors may designate one or more Vice Presidents as Executive Vice Presidents or Senior Vice Presidents.

Section 5.7Secretary and Assistant Secretary. The Secretary shall: (a) keep the minutes of the proceedings of the stockholders and of the Board of Directors in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these by-laws or as required by law; (c) be custodian of the corporate records and of any seal of the Corporation and if there is a seal of the Corporation, see that it is affixed to all documents the execution of which on behalf of the Corporation under its seal is duly authorized; (d) when requested or required, authenticate any records of the Corporation; (e) keep a register of the post office address of each stockholder which shall be furnished to the secretary by such stockholder; (f) sign with the Chief Executive Officer, the President, a Vice President or the Chairperson, certificates for shares of the Corporation, the issuance of which shall have been authorized by resolution of the Board of Directors; (g) have general charge of the stock transfer books of the Corporation; and (h) in general perform all duties incident to the office of secretary and such other duties as, from time to time, may be assigned to him or her by the Board of Directors, the Chief Executive Officer or the President. The Assistant Secretary shall, in the absence of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board of Directors may, from time to time, prescribe.

Section 5.8Treasurer. The Treasurer, if any, shall: (a) have charge and custody of and be responsible for all funds and securities of the Corporation; (b) receive and give receipts for moneys due and payable to the Corporation from any source whatsoever, and deposit all such moneys in the name of the Corporation in such banks, trust companies, or other depositaries as shall be selected by the Board of Directors; (c) in general, perform all of the duties incident to the office of treasurer and such other duties as from time to time may be assigned to him or her by the President or by the Board of Directors; and (d) sign with the Chief Executive Officer, the President, a Vice President or the Chairperson certificates for shares of the Corporation, the issuance of which shall have been authorized by resolution of the Board of Directors. If required by the Board of Directors, the Treasurer shall give a bond for the faithful discharge of his or her duties in such sum and with such surety or sureties as the Board of Directors shall determine.

Section 5.9Other Officers; Security. The other officers, if any, of the Corporation shall have such duties and powers as generally pertain to their respective offices and such other duties and powers as the Board of Directors shall from time to time delegate to each such officer. The Board of Directors may require any officer, agent or employee to give security, by bond or otherwise, for the faithful performance of his or her duties.

Section 5.10Compensation of Officers. The compensation of each officer shall be fixed by the Board of Directors or a duly authorized committee thereof, and no officer shall be prevented from receiving such compensation by virtue of also being a director.

Article VI

Stock

Section 6.1Certificates. The shares of stock of the Corporation shall be represented by certificates, provided that the Board of Directors may provide by resolution that some or all of any or all classes or series of its stock shall be uncertificated shares. If shares are represented by certificates, the certificates shall be in such form as required by applicable law and as determined by the Board of Directors. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue. When shares are not represented by certificates, shares of stock of the Corporation shall only be transferred on the books of the Corporation by the holder of record thereof or by such holder’s attorney duly authorized in writing, with such evidence of the authenticity of such transfer, authorization and other matters as the Corporation may reasonably require, and accompanied by all necessary stock transfer stamps, and within a reasonable time after the issuance or transfer of such shares, the Corporation shall send the holder to whom such shares have been issued or transferred a written statement of the information required by applicable law. Unless otherwise provided by applicable law, the Certificate of Incorporation, by-laws or any other instrument the rights and obligations of stockholders are identical, whether or not their shares are represented by certificates.

Section 6.2Lost, Stolen or Destroyed Stock Certificates; Issuance of New Certificates. The Corporation may issue a new certificate of stock in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate, or his or her legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

Section 6.3Fixing a Record Date for Purposes Other Than Stockholder Meetings or Actions by Written Consent. In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment or any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purposes of any other lawful action (other than stockholder meetings and stockholder written consents which are expressly governed by Sections 2.8 and 2.11), the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty (60) days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

Article VII

Indemnification of Directors and Officers

Section 7.1Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she is or was a director or officer of the Corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an “indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the DGCL, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than permitted prior thereto), against all expenses, liabilities and losses (including, without limitation, reasonable attorneys’ fees, judgments, fines and amounts paid in settlement) incurred or suffered by such indemnitee in connection therewith and such indemnification shall continue as to an indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the indemnitee’s heirs, executors and administrators; provided, however, that, except as provided in Section 7.2 below with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this ARTICLE VII shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition (hereinafter an “advancement of expenses”); provided, however, that, if the DGCL requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee) shall be made only upon delivery to the Corporation of an undertaking (hereinafter an “undertaking”), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a “final adjudication”) that such indemnitee is not entitled to be indemnified for such expenses under this ARTICLE VII or otherwise.

Section 7.2Right of Indemnitee to Bring Suit. If a claim under Section 7.1 above is not paid in full by the Corporation within sixty (60) days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be thirty (30) days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In (a) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (b) in any suit by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met the applicable standard of conduct set forth in the DGCL. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Corporation (including its Board of Directors, independent counsel or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this ARTICLE VII or otherwise shall be on the Corporation.

Section 7.3Reliance. Persons who after the date of the adoption of this provision become or remain directors or officers of the Corporation or who, while a director or officer of the Corporation, become or remain a director, officer, employee or agent of a subsidiary, shall be conclusively presumed to have relied on the rights to indemnity, advance of expenses and other rights contained in this ARTICLE VII in entering into or continuing such service. The rights to indemnification and to the advance of expenses conferred in this ARTICLE VII shall apply to claims made against an indemnitee arising out of acts or omissions which occurred or occur both prior and subsequent to the adoption hereof. Any amendment, alteration or repeal of this ARTICLE VII that adversely affects any right of an indemnitee or its successors shall be prospective only and shall not limit, eliminate, or impair any such right with respect to any proceeding involving any occurrence or alleged occurrence of any action or omission to act that took place prior to such amendment or repeal.

Section 7.4Non-Exclusivity of Rights; Continuation of Rights of Indemnification. The rights to indemnification and to the advance of expenses conferred in this ARTICLE VII shall not be exclusive of any other right which any person may have or hereafter acquire under the Certificate of Incorporation or under any statute, by-law, agreement, vote of stockholders or disinterested directors or otherwise. All rights to indemnification under this ARTICLE VII shall be deemed to be a contract between the Corporation and each director or officer of the Corporation who serves or served in such capacity at any time while this ARTICLE VII is in effect. Any repeal or modification of this ARTICLE VII or repeal or modification of relevant provisions of the DGCL or any other applicable laws shall not in any way diminish any rights to indemnification and advancement of expenses of such director or officer or the obligations of the Corporation arising hereunder with respect to any proceeding arising out of, or relating to, any actions, transactions or facts occurring prior to the final adoption of such repeal or modification.

Section 7.5Insurance. The Corporation may purchase and maintain insurance on its own behalf or on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss asserted against him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the DGCL.

Section 7.6Indemnification of Employees and Agents. The Corporation may, to the extent authorized at any time from time to time by the Board of Directors, grant rights to indemnification and the advancement of expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this ARTICLE VII with respect to the indemnification and advancement of expenses of directors and officers of the Corporation.

Section 7.7Savings Clause. If this ARTICLE VII or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify and advance expenses to each person entitled to indemnification under Section 1 of this ARTICLE VII as to all expense, liability and loss (including attorneys’ fees and related disbursements, judgments, fines, excise taxes, penalties and amounts paid or to be paid in settlement) actually and reasonably incurred or suffered by such person and for which indemnification and advancement of expenses is available to such person pursuant to this ARTICLE VII to the fullest extent permitted by any applicable portion of this ARTICLE VII that shall not have been invalidated and to the fullest extent permitted by applicable law.

Article VIII

Emergency By-laws

Section 8.1Emergency By-laws.

(a)Notwithstanding anything to the contrary in the Certificate of Incorporation or these by-laws, in the event there is any emergency, disaster or catastrophe, as referred to in Section 110 of the DGCL (or any successor section), or other similar emergency condition (each, an “emergency”) and irrespective of whether a quorum of the Board of Directors or a standing committee thereof can readily be convened for action, this ARTICLE VIII shall apply.

(b)Any director or executive officer of the Corporation may call a meeting of the Board of Directors or any committee thereof by any feasible means and with such advance notice as circumstances permit in the judgment of the person calling the meeting. Neither the business to be transacted nor the purpose of any such meeting need be specified in the notice thereof.

(c)At any meeting called in accordance with Section 8.1(b), the director or directors in attendance shall constitute a quorum. In the event that no directors are able to attend the meeting, the Designated Officers in attendance shall be deemed directors for such meeting. For purposes of this Section 8.1(c), a “Designated Officer” means an officer who is included on a list of officers of the Corporation who shall be deemed to be directors of the Corporation for purposes of obtaining a quorum during an emergency if a quorum of directors cannot otherwise be obtained, which officers have been designated by the Board of Directors prior to such time as an emergency may have occurred.

(d)Directors may take action to appoint one or more of the directors to membership on any standing or temporary committees of the Board of Directors as they deem advisable. Directors may also take action to designate one or more of the officers of the Corporation to serve as directors of the Corporation while this Section 8.1 applies.

(e)To the extent that it considers it practical to do so, the Board of Directors shall manage the business of the Corporation during an emergency in a manner that is consistent with the Certificate of Incorporation and these by-laws. It is recognized, however, that in an emergency, it may not always be practical to act in this manner and this Section 8.1 is intended to, and does hereby, empower the Board of Directors with the maximum authority possible under the DGCL and all other applicable law to conduct the interim management of the affairs of the Corporation in an emergency in what it considers to be in the best interests of the Corporation, including taking any action that it determines to be practical and necessary to address the circumstances of the emergency.

(f)No director, officer or employee acting in accordance with this Section 8.1 or otherwise pursuant to Section 110 of the DGCL (or any successor section) shall be liable except for willful misconduct.

(g)This Section 8.1 shall continue to apply until such time following the emergency when it is feasible for at least a majority of the Board of Directors immediately prior to the emergency to resume its duties with respect to the business of the Corporation.

(h)At any meeting called in accordance with Section 8.1(b), the Board of Directors may modify, amend or add to the provisions of this Section 8.1 in order to make any provision that may be practical or necessary given the circumstances of the emergency.

(i)The provisions of this Section 8.1 shall be subject to repeal or change in accordance with Section 9.7 by further action of the Board of Directors or by action of the stockholders, but no such repeal or change shall modify the provisions of Section 8.1(f) of these by-laws with regard to action taken prior to the time of such repeal or change.

(j)Nothing contained in this Section 8.1 shall be deemed exclusive of any other provisions for emergency powers consistent with other sections of the DGCL that have been or may be adopted by corporations created under the DGCL.

Article IX

Miscellaneous

Section 9.1Fiscal Year. The fiscal year of the Corporation shall be determined by the Board of Directors.

Section 9.2Seal. The Corporation may have, but it is not required to have, a corporate seal which shall have the name of the Corporation inscribed thereon and shall be in such form as may be approved from time to time by the Board of Directors.

Section 9.3Waiver of Notice of Meetings of Stockholders, Directors and Committees. Whenever notice is required to be given by law, the Certificate of Incorporation or these by-laws, a written waiver thereof, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Unless otherwise provided by the Certificate of Incorporation, neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors or members of a committee of directors need be specified in any written waiver of notice.

Section 9.4Interested Directors; Officers; Quorum. No contract or transaction between the Corporation and one or more of its directors or officers, between the Corporation and any other corporation, partnership, association or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, or between the Corporation and any relative of any of its directors or officers, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because his, her or their votes are counted for such purpose, if: (a) the material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors may be less than a quorum; (b) the material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (c) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee thereof or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction. This Section 9.4 is subject to the Certificate of Incorporation of the Corporation.

Section 9.5Books and Records. The books and records of the Corporation may be kept within or without the State of Delaware at such place or places as may be designated from time to time by the Board of Directors. Any records maintained by the Corporation in the regular course of its business, including its stock ledger, books of account and minute books, may be kept on, or be in the form of, punch cards, magnetic tape, photographs, microphotographs or any other information storage device provided that the records so kept can be converted into clearly legible form within a reasonable time. The Corporation shall so convert any records so kept upon the request of any person entitled to inspect the same.

Section 9.6Inconsistent Provisions. In the event that any provision of these by-laws is or becomes inconsistent with any provision of the Certificate of Incorporation, the DGCL, any other applicable law or the Nomination Agreement, the provision of these by-laws shall not be given any effect to the extent of such inconsistency but shall otherwise be given full force and effect.

Section 9.7Amendment of By-Laws. These by-laws may be amended, altered, changed or repealed or new by-laws adopted only in accordance with Section A of Article TENTH of the Certificate of Incorporation.